Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form S-1 of our report dated March 31, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Bio-Path Inc.'s Annual Report on Form 10-K for the year ended December 31, 2009.  We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ Mantyla McReynolds LLC

June 17, 2010